UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2025

VIPER ENERGY, INC.

(Exact name of registrant as specified in its charter)

DE	001-42807	39-2596878
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

500 West Texas Ave.
Suite 100
Midland, TX		79701
(Address of principal executive offices)		(Zip Code)

(432) 221-7400

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $ 0.000001 Par Value	VNOM	The Nasdaq Stock Market LLC
(NASDAQ Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Introductory Note.

On December 23, 2025, Viper Energy, Inc. (“Viper”) completed an internal reorganization (the “Reorganization”), pursuant to which, among other things, each outstanding limited liability company interest of Viper Energy Partners LLC, a Delaware limited liability company and Viper’s operating subsidiary (“Old OpCo”), was converted into an equivalent limited liability company interest issued by a newly-formed subsidiary of Viper, VNOM Holding Company LLC (“New OpCo”). This Current Report on Form 8-K provides certain updates to Viper investors with respect to the Reorganization and agreements entered into in connection therewith.

Item 1.01. Entry into a Material Agreement.

Omnibus Agreement

On December 23, 2025, Old OpCo and New OpCo entered into an Omnibus Transaction Agreement (the “Omnibus Agreement”), by and among Sitio Permian, LP, Sitio Appalachia, LP, Sitio Nuevo, LP, Sitio Anadarko, LP, Moccasin Royalty LLC, Queen Snake Royalty LLC, King Snake Royalty LLC, 1979 Royalties GP, LLC, Mamba Royalty LP, 1979 Royalties, LP and VNOM Merger Sub LP (collectively, the “Merging Entities”), Old OpCo, and solely with respect to Section 4 thereof, New OpCo, pursuant to which, among other things, (i) the Merging Entities merged with and into Old OpCo and (ii) Old OpCo merged with and into a wholly owned subsidiary of VNOM Sub, Inc. in connection with the issuance by New OpCo of limited liability company interests to the members of Old OpCo as described in the Introductory Note.

The foregoing description of the Omnibus Agreement is qualified in its entirety by reference to the text of the Omnibus Agreement, a copy of which is filed as Exhibit 2.1 to this report and is incorporated herein by reference.

New OpCo LLC Agreement

In connection with the Reorganization, VNOM Sub, Inc., a wholly owned subsidiary of Viper, in its capacity as the managing member of New OpCo, along with affiliates of Diamondback Energy, Inc., Tumbleweed Royalty IV, LLC, NGU Management LLC and EnCap Energy Capital Fund X, L.P. adopted the Amended and Restated Limited Liability Company Agreement of New OpCo (the “New OpCo LLC Agreement”).

The New OpCo LLC Agreement provides the members of New OpCo with substantially the same rights and obligations as such members previously held as members of Old OpCo pursuant to the Fourth Amended and Restated Limited Liability Company Agreement of Old OpCo, dated as of August 19, 2025, which was filed as Exhibit 3.4 to Viper’s Current Report on Form 8-K12B (File 001-42807), filed on August 19, 2025.

The New Opco LLC Agreement provides that members of New OpCo may require Viper to redeem (each, a “Redemption”) all or a portion of the shares of Viper Class B common stock, par value $0.000001 per share (“Class B Common Stock”) held by such member, together with an equal number of units representing limited liability company interests in New OpCo (“New OpCo Units”) (one share of Class B Common Stock and one New OpCo Unit, together, a “Paired Unit”, and a Paired Unit that has in fact been tendered for Redemption, a “Tendered Unit”), in exchange for a number of shares of Viper Class A common stock, par value $0.000001 per share (“Class A Common Stock”), equal to the number of Tendered Units. The New OpCo LLC Agreement also provides that, in lieu of any Redemption, Viper will be entitled, subject to the redeeming member’s acceptance in writing, to purchase some or all of the Tendered Units from such redeeming member for an amount of cash equal to the product of (x) (A) the number of Tendered Units, multiplied by (B) the average of the daily closing prices per share of Class A Common Stock for the 20 consecutive trading days immediately prior to the date of determination, multiplied by (y) the percentage of such Tendered Units being settled in cash, expressed as a percentage of the total number of Tendered Units rounded up to the nearest Tendered Unit (with the remainder of any Tendered Units not settled in cash to be redeemed for shares of Class A Common Stock).

The foregoing description of the New OpCo LLC Agreement is qualified in its entirety by reference to the text of the New OpCo LLC Agreement, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description
2.1*	Omnibus Transaction Agreement, dated as of December 23, 2025, by and among Viper Energy Partners LLC, Sitio Permian, LP, Sitio Appalachia, LP, Sitio Nuevo, LP, Sitio Anadarko, LP, Moccasin Royalty LLC, Queen Snake Royalty LLC, King Snake Royalty LLC, 1979 Royalties GP, LLC, Mamba Royalty LP, 1979 Royalties, LP, VNOM Merger Sub LP and, with respect to Section 4 only, VNOM Holding Company LLC.
10.1*	Amended and Restated Limited Liability Company Agreement of VNOM Holding Company LLC, dated as of December 23, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

* Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish copies of any such schedules or exhibits to the U.S. Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIPER ENERGY, INC.

Date:	December 30, 2025
		By:	/s/ Teresa L. Dick
		Name:	Teresa L. Dick
		Title:	Chief Financial Officer, Executive Vice President and Assistant Secretary